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Exhibit 23

Consent of Independent Auditors

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File Number 333-105005) of Family Dollar Stores, Inc. of our report dated September 29, 2003, relating to the financial statements, which appears in the 2003 Annual Report to Shareholders of Family Dollar Stores, Inc., which is incorporated by reference in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

November 21, 2003
Charlotte, North Carolina

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  Exhibit 23
Consent of Independent Auditors